Exhibit l.2

April 12, 2013

Bingham McCutchen LLP

2020 K Street NW

Washington, D.C. 20006

Re:	Nuveen California Select Quality Municipal Fund, Inc. (NVC)

Ladies and Gentlemen:

We have acted as special Minnesota counsel to Nuveen California Select Quality Municipal Fund, Inc., a Minnesota corporation (the “Fund”), in connection with the Fund’s “shelf” registration under the Securities Act of 1933, as amended (the “1933 Act”), for the offering from time to time of up to 2,300,000 shares of the Fund’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to a Registration Statement on Form N-2 filed by the Fund with the Securities and Exchange Commission (File No. 333-184971). The Common Stock may be offered and sold from time to time through the various methods described under the caption “Plan of Distribution” in the prospectus included in such registration statement as amended through the date hereof. Such registration statement, as amended through the date of a specific offering of Common Stock, is referred to herein as the “Registration Statement;” and the prospectus included in the Registration Statement at such time, together with all other offering documents filed by the Fund or delivered to investors pursuant to the 1933 Act in connection with such offering, is referred to herein as the “Prospectus.”

In rendering the opinions hereinafter expressed, we have reviewed certifications of an officer of the Fund concerning the corporate proceedings taken by the Fund prior to the date hereof in connection with the Fund’s registration and offering of the Common Stock, and we have reviewed such questions of law and have examined certificates of public officials and such other documents as we have deemed necessary as a basis for such opinions. As to the various matters of fact material to such opinions, we have, when such facts were not independently established, relied upon the accuracy of the certifications of an officer of the Fund and the certificates of public officials referred to above. In connection with such review and examination, we have assumed that all copies of documents provided to us conform to the originals and that all signatures are genuine.

Based on the foregoing, it is our opinion that:

1. The Fund has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Minnesota.

2. Upon the issuance and delivery of and payment for the Common Stock in the manner contemplated by the resolutions adopted by the Fund’s Board of Directors prior to the date of this opinion letter and by the Registration Statement and the Prospectus as described in the Prospectus under the caption “Plan of Distribution – Distribution Through At-the-Market Transactions,” such Common Stock will be validly issued, fully paid and non-assessable.

April 12, 2013

In rendering the opinions set forth above, we have assumed that, at the time of a specific issuance of Common Stock, (a) the resolutions adopted by the Fund’s Board of Directors prior to the date hereof will not have been modified or rescinded; (b) there will not have occurred any change in the law affecting the authorization, issuance, sale, validity or assessability of such Common Stock; (c) the issuance and sale of such Common Stock will be made in accordance with, and will not result in a violation of, the articles of incorporation or bylaws of the Fund as then in effect; (d) the issuance of such Common Stock will not result in the Fund having more shares of Common Stock outstanding or reserved for future issuance than is authorized by the Fund’s articles of incorporation as then in effect; and (e) the consideration per share received by the Fund will not be less than the par value of the Common Stock or less than the net asset value per share of the Common Stock at such time, determined in accordance with the Fund’s articles of incorporation.

Our opinions are limited to the laws of the State of Minnesota, and we do not express any opinion as to the state securities or “Blue Sky” laws of that state or of any other jurisdiction, or as to any federal securities laws, including, without limitation, the 1933 Act or the Investment Company Act of 1940, as amended. We are not passing upon and assume no responsibility for the accuracy or completeness of any of the statements contained in the Registration Statement or the Prospectus. We are not opining regarding Common Stock which is issued in the manner described in the Prospectus under the captions “Plan of Distribution – Distribution Through Underwriting Syndicates” or “ – Distribution Through Privately Negotiated Transactions.”

You are authorized to rely on the foregoing opinions in rendering your opinion as to legality filed by the Fund with the Securities and Exchange Commission as an exhibit to the registration statement pursuant to Item 25.2.l of Form N-2. We hereby consent to the filing of this opinion letter as an exhibit to the registration statement and to the reference to this Firm under the caption “Legal Opinion” in the prospectus included in the registration statement as amended through the date your opinion is filed.

Very truly yours,

/s/ Dorsey & Whitney LLP

CFS